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                                                                EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus, and Registration Statements on Form S-8 (Nos. 2-65727, 2-80553, 2-90910, 2-94151, 33-10381, 33-32109, 33-40246,
33-43925, 333-34489, 333-38291 and 333-38293) of Mallinckrodt Inc., of our
report dated June 12, 1996, with respect to the consolidated balance sheets of Aequitron Medical, Inc. as of April 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, included in the Current Report on Form 8-K/A No. 1 of Mallinckrodt Inc.


                                                /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 12, 1998